Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Conolog Corporation (the “Company”) on Form 10-K for the year ended July 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert S. Benou Chairman, Chief Executive Officer, Chief Financial Officer and Treasurer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2011	/s/ Robert Benou

Name: Robert Benou
Chairman, Chief Executive Officer, Chief Financial Officer and Treasurer
Principal Executive Officer and Principal Financial Officer

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 USC Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.